UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2020

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BEAT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On December 18, 2020, BioTelemetry, Inc., a Delaware corporation (the “Company” or “BioTelemetry”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Philips Holding USA Inc., a Delaware corporation (“Parent”), and Davies Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent in a two-step all cash transaction, consisting of a tender offer, followed by a subsequent back-end merger (the “Merger”). Pursuant to the Merger Agreement, the obligations of the Parent and Merger Sub are guaranteed by Koninklijke Philips N.V., a corporation organized under the laws of The Netherlands and the parent company of Parent (“Royal Philips”).

The Merger Agreement and the transactions contemplated therein, including the Offer (as defined below) and the Merger, were unanimously approved and declared advisable by the Company’s Board of Directors (the “Board”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a purchase price of $72.00 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any required withholding of taxes.

The Offer will initially remain open for 30 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived by Parent and Merger Sub, Parent will cause Merger Sub to extend the Offer to permit the satisfaction of all Offer conditions.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (1) Shares having been validly tendered and not properly withdrawn that represent, together with the Shares then owned by Merger Sub, at least a majority of the then outstanding Shares (the “Minimum Condition”), (2) the absence of any law, injunction, judgment or other legal restraint that makes unlawful or prevents the consummation of the Offer or the Merger, (3) the expiration or early termination of the waiting periods applicable to the Offer and the Merger under U.S. antitrust laws, (4) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers and certain de minimus thresholds), (5) the Company’s performance of its obligations under the Merger Agreement in all material respects, and (6) the absence, since the date of the Merger Agreement, of any event, change, development, circumstance, fact or effect that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

Following the consummation of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance of the Shares validly tendered and not properly withdrawn in the Offer (the “Offer Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger and Shares then owned by Royal Philips, Parent, Purchaser or the Company) will be converted into the right to receive the Offer Price, without interest and subject to any required withholding taxes.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business in all material respects and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement.

Starting on the date of the Merger Agreement, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.

Notwithstanding the limitations applicable under the “no-shop” restrictions, prior to the Offer Acceptance Time, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative acquisition proposal that the Board has determined constitutes or would be reasonably likely to result in a Superior Proposal. A “Superior Proposal” is an unsolicited bona fide written acquisition proposal that if consummated would result in a person or group becoming the beneficial owner of at least 80% of the (i) total voting power of the equity securities of the Company and its subsidiaries or (b) consolidated net revenues, net income or total assets of the Company, and in each case, the Board determines in its good faith judgment, after consultation with its financial advisors and outside legal counsel, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and is reasonably likely to be consummated, taking into account any legal, financial, regulatory and financing aspects (including the existence of a financing contingency), and the likelihood and timing of closing.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal and (2) Parent to terminate the Merger Agreement as a result of the Company’s material breach of the no-shop provisions, the Board changing its recommendation with respect to the Offer or failing to reaffirm its recommendation in response to a competing proposal to acquire the Company or the Board permitting the Company to enter into a definitive acquisition agreement providing for a Superior Proposal.

Upon termination of the Merger Agreement under specified circumstances, including (1) a termination by the Company to accept a Superior Proposal that did not result from a breach of the non-solicitation provisions, (2) a termination by Parent if the Company enters into a definitive acquisition agreement providing for such Superior Proposal or (3) a termination by Parent following a change of recommendation by the Board or a failure by the Board to reaffirm its recommendation or the Company has committed a material breach to its no-shop obligations, the Company will be required to pay Parent a termination fee of $75 million. Payment of the termination fee constitutes the Parent’s sole and exclusive monetary remedy.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger Agreement, the Board amended the Bylaws of the Company (the “Amendment”) to add a new Article XV, Section 47 containing exclusive forum selection provisions, effective immediately.

The new Section 47 provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL of or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim arising pursuant to any provision of the Company’s Certificate of the Incorporation or the Bylaws or governed by the internal affairs doctrine.

The new Section 47 also provides that unless the Company consents in writing to the selection of an alternative forum, the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court of the United States), to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01	Other Events.

Attached as Exhibit 99.1 is a copy of the Company’s press release dated December 18, 2020 announcing the execution of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger, dated December 18, 2020, by and among BioTelemetry, Inc., Philips Holding USA Inc., and Davies Merger Sub, Inc.

3.1	Amendment to Bylaws, approved December 18, 2020

99.1	Press release, dated December 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-looking statements

This communication may contain certain forward-looking statements regarding the Offer and Merger. Completion of the Offer and Merger are subject to conditions, including satisfaction of a minimum tender condition and the need for regulatory approvals, and there can be no assurance that those conditions can be satisfied or that the transactions described in this communication (the “Transactions”) will be completed or will be completed when expected. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “expected,” “scheduled,” “estimates,” “intends,” “anticipates,” “projects,” “potential,” “continues” or “believes,” or variations of such words and phrases, or by statements that certain actions, events, conditions, circumstances or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, (i) the risk that not all conditions of the Offer or the Merger will be satisfied or waived; (ii) uncertainties relating to the anticipated timing of filings and approvals relating to the Transactions; (iii) uncertainties as to the timing of the Offer and Merger; (iv) uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; (v) the possibility that competing offers will be made; (vi) the failure to complete the Offer or the Merger in the timeframe expected by the parties or at all; (vii) the outcome of legal proceedings that may be instituted against the Company and/or others relating to the Transactions; (viii) the risk that the Transactions disrupt current plans and operations of the Company and adversely affect its ability to maintain relationships with employees, customers, or suppliers; (ix) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate the Company’s operations into those of Philips; (x) the successful implementation of Philips’ strategy and the ability to realize the benefits of this strategy; (xi) domestic and global economic and business conditions; (xii) market and supply chain disruptions due to the COVID-19 outbreak; (xiii) regulatory developments affecting Philips’ and or the Company’s actual or proposed products or technologies; (xiv) political, economic and other developments in countries where Philips operates; (xv) unpredictability and severity of catastrophic events or epidemics, pandemics or similar public health events (including the COVID-19 outbreak); (xvi) industry consolidation and competition; (xvii) the possibility that Philips’ business and/or the Company’s business will be adversely impacted during the pendency of the Transactions and (xviii) other risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

Important Information

The Offer has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Merger Sub and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase shares of Company common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Merger Sub, a wholly owned subsidiary of Parent, which is a wholly owned subsidiary of Royal Philips, and the solicitation/recommendation statement will be filed with the SEC by the Company. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

By:	/s/ Heather C. Getz
Name:	Heather C. Getz
Title:	Executive Vice President, Chief Financial and Administrative Officer

Date: December 21, 2020